Exhibit 10.37

PUREPLAY
           >MEDIA

August 30, 2005

PRIVATE NORTH AMERICA INC. 10947 Pendleton Street Sun Valley , California CA 91352
USA

RE: Offsetting of Loan from Private North America to Pure Play Media Inc.

Dear Mr. Gillborg,

Further to an oral agreement between Private North America and Pure Play Media, Inc as contemplated and agreed to by Richard Arnold, Phil Christmas and Johan Gillborg, this letter will serve as written confirmation to the agreement.   It has been agreed that amounts due under the loan granted to Pure Play Media, Inc. by Private North America Inc. for the purchase of “Private” inventory, will be used to offset money due to Pure Play Media, Inc. from Fraserside Holdings Ltd. as derived from sales of Pure Play Media DVDs in Europe.

This letter to be acknowledged and the terms thereof agreed to by the undersigned.

Private North America, Inc. per.                                    Pure Play Media Inc. per.

____/s/ Johan Gillborg___                                       ______/s/ Richard Arnold______
Johan Gillborg                                                                       Richard Arnold

Pure Play Media Inc.	19800 Nordhoff Place Chatsworth, CA, 91311 USA	Ph. 818 717 5355 Fax. 818 717 5360 Toll Free: 866 820 3000	66 Wellington St. East Aurora, Ontario L4G 1H8 Canada	Ph. 905 726 9980 Fax. 905 726 9982